Exhibit 99.1

Driven Brands Holdings Inc. Reports Strong First Quarter Results

•	Revenue increased 20 percent powered by 9 percent same-store sales growth and 7 percent net store growth

•	Reaffirms fiscal 2023 guidance, reflecting continued market shares gains and resilient needs-based category

Charlotte, N.C. (May 3, 2023) - Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the first quarter ended April 1, 2023.

For the first quarter, Driven Brands delivered revenue of $562.5 million, up 20 percent versus the prior year. System-wide sales were $1.5 billion, up 19 percent versus the prior year driven by 9 percent same-store sales growth and 7 percent net store growth.

Net Income decreased 14 percent versus the prior year to $29.7 million or $0.17 per diluted share. Adjusted Net Income1 decreased 11 percent to $42.3 million or $0.25 per diluted share1, while Adjusted EBITDA1 increased 8 percent to $127.8 million.

“Our team delivered another quarter of strong results and market share growth powered by our differentiated customer value proposition in a needs-based service category. Our proven playbook, track record of execution and pipeline for new store development provide strong line of sight into future growth. We are leveraging our scale and network benefits across our diversified platform to capitalize on the continued momentum in our business,” said Jonathan Fitzpatrick, President and Chief Executive Officer. “We continue to be well positioned to deliver sustainable, profitable long-term growth providing more services to more customers.”

First Quarter 2023 Highlights

Comparisons are first quarter of 2023 ended April 1, 2023 versus first quarter of 2022 ended March 26, 2022 unless otherwise noted

•	Revenue increased 20 percent to $562.5 million, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 9 percent.

•	The Company added 59 net new stores during the quarter.

•	Net Income decreased 14 percent to $29.7 million or $0.17 per diluted share.

•	Adjusted Net Income[1] decreased 11 percent to $42.3 million or $0.25 per diluted share[1].

•	Adjusted EBITDA[1] increased 8 percent to $127.8 million.

First Quarter 2023 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$441.9	1,666	12.6%	$227.7	$73.0
Car Wash	155.0	1,116	(11.3%)	157.0	44.3
Paint, Collision & Glass	816.0	1,877	14.1%	120.8	35.7
Platform Services	90.0	205	(5.0%)	52.0	17.0
Corporate / Other	N/A	N/A	N/A	5.0

Total	$1,502.9	4,864	9.0%	$562.5

*

Car Wash same-store sales declined 11.3% in the first quarter. Foreign exchange rate movement had a 230 basis point negative impact. The impact of foreign exchange rate movement on the remaining segments was not significant.

Capital and Liquidity

The Company ended the first quarter with total liquidity of $466.3 million, consisting of $190.8 million in cash and cash equivalents, and $275.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135 million Series 2022 Class A-1 Notes that expand its variable funding note borrowing capacity when the Company elects to exercise it, assuming certain conditions continue to be met.

Fiscal Year 2023 Guidance

The Company reiterates its expectations for fiscal year 2023 reflecting continued market shares gains driven by both robust same-store sales and net store growth:

•	Revenue of approximately $2.35 billion.

•	Adjusted EBITDA[1] of approximately $590 million.

•	Adjusted Earnings Per Share[1] of approximately $1.21.

The Company has not included future M&A in its guidance for fiscal year 2023.

[1]

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted Earnings Per Share are made in a manner consistent with the relevant definitions and assumptions noted herein.

Conference Call

Driven Brands will host a conference call to discuss first quarter 2023 results today, Wednesday, May 3, 2023, at 8:30am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until August 1, 2023.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,800 locations across 14 countries, and services over 70 million vehicles annually. Driven Brands’ network generates approximately $2.1 billion in annual revenue from more than $5.8 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Shareholder/Analyst inquiries:	Media inquiries:
Kristy Moser	Taylor Blanchard
kristy.moser@drivenbrands.com	taylor.blanchard@drivenbrands.com
(980) 229-9450	(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
(in thousands, except per share amounts)	April 1, 2023	March 26, 2022
Revenue:
Franchise royalties and fees	$43,515	$37,888
Company-operated store sales	376,066	292,391
Independently-operated store sales	52,532	63,089
Advertising contributions	21,677	19,698
Supply and other revenue	68,677	55,257

Total revenue	562,467	468,323

Operating expenses:
Company-operated store expenses	243,409	177,867
Independently-operated store expenses	29,364	33,299
Advertising expenses	21,677	19,698
Supply and other expenses	37,266	32,774
Selling, general and administrative expenses	112,328	92,220
Acquisition costs	1,847	4,318
Store opening costs	1,025	506
Depreciation and amortization	38,198	33,023
Asset impairment charges and lease terminations	167	898

Total operating expenses	485,281	394,603

Operating income	77,186	73,720

Other expenses, net:
Interest expense, net	38,141	25,353
(Gain) loss on foreign currency transactions, net	(1,675)	971

Total other expenses, net	36,466	26,324

Net income before taxes	40,720	47,396
Income tax expense	10,971	12,968

Net income	29,749	34,428
Net loss attributable to non-controlling interests	$—	$(15)

Net income attributable to Driven Brands Holdings Inc.	$29,749	$34,443

Earnings per share:

Basic	$0.18	$0.21

Diluted	$0.17	$0.20

Weighted average shares outstanding:
Basic	162,784	162,762
Diluted	166,874	166,748

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)	April 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$190,841	$227,110
Restricted cash	792	792
Accounts and notes receivable, net	216,621	179,888
Inventory	77,848	72,040
Prepaid and other assets	54,149	40,084
Income tax receivable	12,715	15,075
Advertising fund assets, restricted	48,618	36,421

Total current assets	601,584	571,410

Other assets	22,773	30,561
Property and equipment, net	1,710,057	1,545,738
Operating lease right-of-use assets	1,312,568	1,299,189
Deferred commissions	6,691	7,121
Intangibles, net	761,597	765,903
Goodwill	2,287,960	2,277,065
Deferred tax assets	2,925	2,911

Total assets	$6,706,155	$6,499,898

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$88,862	$60,606
Accrued expenses and other liabilities	300,813	317,318
Income tax payable	2,617	4,454
Current portion of long-term debt	33,263	32,986
Income tax receivable liability	53,554	53,328
Advertising fund liabilities	47,572	36,726

Total current liabilities	526,681	505,418

Long-term debt	2,816,493	2,705,281
Deferred tax liabilities	282,709	276,749
Operating lease liabilities	1,202,359	1,177,501
Income tax receivable liability	117,915	117,915
Deferred revenue	29,506	30,046
Long-term accrued expenses and other liabilities	31,450	33,419

Total liabilities	5,007,113	4,846,329

Preferred Stock $0.01 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 900,000,000 shares authorized: and 167,560,449 and 167,404,047 shares outstanding; respectively	1,675	1,674
Additional paid-in capital	1,633,460	1,628,904
Retained earnings	114,544	84,795
Accumulated other comprehensive loss	(51,267)	(62,435)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,698,412	1,652,938

Non-controlling interests	630	631

Total shareholders’ equity	1,699,042	1,653,569

Total liabilities and shareholders’ equity	$6,706,155	$6,499,898

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in thousands)	April 1, 2023	March 26, 2022
Net income	$29,749	$34,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,198	33,023
Equity-based compensation expense	2,564	2,618
Loss on foreign denominated transactions	161	970
(Gain) loss on foreign currency derivatives	(1,836)	2,702
Loss (gain) on sale of businesses, fixed assets, and sale-leaseback transactions	1,671	(618)
Amortization of interest rate hedge	(519)	—
Bad debt expense	82	372
Asset impairment costs	167	898
Amortization of deferred financing costs and bond discounts	1,850	2,224
Benefit for deferred income taxes	4,650	132
Other, net	4,043	5,231
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(44,084)	(21,123)
Inventory	(5,473)	(1,787)
Prepaid and other assets	(13,867)	6,133
Advertising fund assets and liabilities, restricted	906	(1,204)
Other Assets	(7,382)	(5,736)
Deferred commissions	455	(39)
Deferred revenue	161	455
Accounts payable	25,597	509
Accrued expenses and other liabilities	(960)	(61,624)
Income tax receivable	659	11,476

Cash provided by operating activities	36,792	9,040

Cash flows from investing activities:
Capital expenditures	(169,155)	(68,967)
Cash used in business acquisitions, net of cash acquired	(29,307)	(224,526)
Proceeds from sale-leaseback transactions	16,772	37,781
Proceeds from sale or disposal of businesses and fixed assets	—	2,380

Cash used in investing activities	(181,690)	(253,332)

Cash flows from financing activities:
Repayment of long-term debt	(7,002)	(4,820)
Proceeds from revolving lines of credit and short-term debt	195,000	—
Repayments of revolving lines of credit and short-term debt	(80,000)	—
Repayment of principal portion of finance lease liability	(854)	(879)
Stock option exercises	1,380	—
Other, net	(32)	(20)

Cash provided by (used in) financing activities	108,492	(5,719)

Effect of exchange rate changes on cash	2,392	(592)

Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(34,014)	(250,603)

Cash and cash equivalents, beginning of period	227,110	523,414
Cash included in advertising fund assets, restricted, beginning of period	32,871	38,586
Restricted cash, beginning of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	260,773	562,792

Cash and cash equivalents, end of period	190,841	270,681
Cash included in advertising fund assets, restricted, end of period	35,126	40,716
Restricted cash, end of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$226,759	$312,189

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Guidance

Driven Brands includes Adjusted EBITDA and Adjusted EPS in the Company’s Fiscal Year 2023 Guidance. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income attributable to Driven Brands Holdings Inc. (“Adjusted Net Income”) and Adjusted diluted earnings per share attributable to Driven Brands common stockholders (“Adjusted Earnings Per Share”) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted Earnings Per Share afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the first quarter ended April 1, 2023 compared to the first quarter ended March 26, 2022.

Net Income to Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three months ended
(in thousands, except per share amounts)	April 1, 2023	March 26, 2022
Net income	$29,749	$34,428
Acquisition related costs(a)	1,847	4,318
Non-core items and project costs, net(b)	1,824	866
Straight-line rent adjustment(c)	4,365	4,093
Equity-based compensation expense(d)	2,564	2,618
Foreign currency transaction (gain) loss, net(e)	(1,675)	971
Asset sale leaseback loss (gain), impairment and closed store expenses(f)	1,844	(124)
Amortization related to acquired intangible assets(g)	6,036	5,142
Provision for uncertain tax positions(h)	—	76

Adjusted net income before tax impact of adjustments	46,554	52,388
Tax impact of adjustments(i)	(4,213)	(4,612)

Adjusted net income	42,341	47,776

Net income loss attributable to non-controlling interest	—	(15)

Adjusted Net Income attributable to Driven Brands Holdings Inc.	$42,341	$47,791

Adjusted Earnings Per Share
Basic[1]	$0.25	$0.29

Diluted[1]	$0.25	$0.28

Weighted average shares outstanding
Basic	162,784	162,762
Diluted	166,874	166,748

(1)

Adjusted Earnings Per Share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted Net Income attributable to participating securities used in the basic earnings per share calculation was $0.9 million for the three months ended April 1, 2023, respectively, and Adjusted Net Income attributable to participating securities used in the diluted earnings per share calculation was $0.8 million for the three months ended April 1, 2023, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 1, 2023 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the first quarter ended April 1, 2023 compared to the first quarter ended March 26, 2022.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three months ended
(in thousands)	April 1, 2023	March 26, 2022
Net income	$29,749	$34,428
Income tax expense	10,971	12,968
Interest expense, net	38,141	25,353
Depreciation and amortization	38,198	33,023

EBITDA	117,059	105,772

Acquisition related costs(a)	1,847	4,318
Non-core items and project costs, net(b)	1,824	866
Straight-line rent adjustment(c)	4,365	4,093
Equity-based compensation expense(d)	2,564	2,618
Foreign currency transaction (gain) loss, net(e)	(1,675)	971
Asset impairment and closed store expenses(f)	1,844	(124)

Adjusted EBITDA	$127,828	$118,514

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

(a)

Consists of acquisition costs as reflected within the unaudited consolidated statements of operations, including legal, consulting and other fees, and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

(b)	Consists of discrete items and project costs, including third party consulting and professional fees associated with strategic transformation initiatives.

(c)	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.

(d)	Represents non-cash equity-based compensation expense.

(e)

Represents foreign currency transaction (gains)/losses, net that primarily related to the remeasurement of our intercompany loans, which are partially offset by unrealized (gains)/ losses on remeasurement of cross currency swaps and forward contracts.

(f)

Relates to (gain)/loss, net on sale leasebacks, impairment of certain fixed assets and operating lease right-of-use assets related to closed locations, lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

(g)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.

(h)	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.

(i)

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36% depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION

(UNAUDITED)

	Three months ended
(in thousands)	April 1, 2023	March 26, 2022
Segment Adjusted EBITDA:
Maintenance	$72,986	$52,485
Car Wash	44,309	55,720
Paint, Collision & Glass	35,712	28,930
Platform Services	17,030	14,165
Corporate and other	(41,184)	(32,280)
Store opening costs	(1,025)	(506)

Adjusted EBITDA	$127,828	$118,514

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three months ended April 1, 2023
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$246,683	$—	738,563	$89,103	$1,074,349
Company-operated stores	195,260	102,446	77,479	881	376,066
Independently operated Stores	—	52,532	—	—	52,532

Total System-wide Sales	$441,943	$154,978	$816,042	$89,984	$1,502,947

Store Count (in whole numbers)
Franchise stores	1,067	—	1,642	204	2,913
Company-operated stores	599	400	235	1	1,235
Independently operated Stores	—	716	—	—	716

Total Store Count	1,666	1,116	1,877	205	4,864

	Three months ended March 26, 2022
(in thousands)	Maintenance	Car Wash	Paint, Collision & Glass	Platform Services	Total
System-wide Sales
Franchise stores	$200,284	$—	$618,969	$89,643	$908,896
Company-operated stores	156,828	94,495	39,916	1,152	292,391
Independently operated Stores	—	63,089	—	—	63,089

Total System-wide Sales	$357,112	$157,584	$658,885	$90,795	$1,264,376

Store Count (in whole numbers)
Franchise stores	982	—	1,611	201	2,794
Company-operated stores	549	341	119	1	1,010
Independently operated Stores	—	722	—	—	722

Total Store Count	1,531	1,063	1,730	202	4,526